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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 1999
                                                  ----------------

                            DIVA ENTERTAINMENT, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                         0-23506                   33-0601498
---------------                 ----------------            -------------------
(State or other                 (Commission File              (IRS Employer
jurisdiction of                      Number)                Identification No.)
incorporation)


      180 Varick Street, 13th Floor, New York, New York              10014
      -------------------------------------------------            ----------
            (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code   (212) 807-6994
                                                   ------------------

             Quasar Projects Company, 1500 Quail Street, Suite 150,
                        Newport Beach, California 92660
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 28, 1999, but effective as of April 1, 1999, Diva Entertainment, Inc., formerly known as Quasar Projects Company, a Delaware corporation (the "Registrant"), acquired by reverse subsidiary merger Diva Entertainment, Inc., a Florida corporation ("Diva"). J R Consulting, Inc., a Nevada corporation ("JRCI"), received 4,225,000 shares of the Registrant's common stock, representing 76.8% of the Registrant's outstanding common stock, for JRCI's 95.3% equity interest in Diva. In connection with the acquisition, the Registrant changed its name to "Diva Entertainment, Inc." Diva through subsidiaries operates modeling agencies in New York, New York, and Los Angeles, California.

         In connection with the Registrant's acquisition of Diva, the subscribers to the May 1998 private placement by Diva, who owned the other 4.7% equity interest in Diva, are entitled to an aggregate of 221 shares of the Registrant's Series A Convertible Preferred Stock (the "Series A Preferred"), unless they respectively exercise dissenters' rights. Subscription rights to each 1,000 shares of Diva common stock entitle the holder to one share of the Series A Preferred. If the holder elects to exercise dissenters' rights, then the holder is entitled to the fair value of the holder's subscription rights for shares of Diva common stock. The Series A Preferred is entitled to cumulative annual dividends of $60 per share and is convertible, at the option of the holder until the first anniversary of its issuance, when it mandatorily converts, into shares of Quasar's common stock at a conversion rate per share equal to $2,000 divided by 65% of the average market price of Quasar's common stock for the five trading days immediately prior to conversion.

         Prior to, and as a condition to, the foregoing transaction, the Registrant did a private placement of 750 shares of its Series A Preferred for $1,500,000. It received $750,000 of the offering proceeds in cash and a subscription for the other $750,000, which is payable when the Registrant files a registration statement for the shares of its common stock underlying the Series A Preferred shares.

         JRCI also converted $3,000,000 of the debt owed to it by Diva and/or Diva's subsidiaries into 3,000 shares of the Registrant's Series B Redeemable Convertible Preferred Stock (the "Series B Preferred"). The Series B Preferred is entitled to cumulative annual dividends of $30 per share, is redeemable in whole or in part at the option of the Registrant's Board of Directors at a redemption price of $1,000 per share and is convertible, at the option of the holder until the tenth anniversary of its issuance, when it mandatorily converts, into shares of the Registrant's common stock at a conversion rate per share equal to $1,000 divided by 65% of the average market price of the Registrant's common stock for the five trading days immediately prior to conversion.

         JRCI and the Registrant also entered into an Option Agreement giving JRCI the option to purchase such additional shares of the Registrant's common stock at its par value of $.001 per share as are necessary for JRCI to maintain JRCI's ownership of the outstanding shares of the Registrant's common stock at no less than 65%. The option expires when all of the shares of the Registrant's Series A Preferred have been converted into shares of the Registrant's common stock.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) and (b)  Financial statements of business acquired and pro forma financial information.

             The Registrant will file the requisite financial statements and pro forma financial information as an amendment to this Form 8-K.

        (c)  Exhibits.

             10.1   Agreement and Plan of Reorganization dated December 30,
                    1998.

             10.2 First Amendment to Agreement and Plan of Reorganization dated as of February 1, 1999.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    August 6, 1999                          DIVA ENTERTAINMENT, INC.
                                                        (Registrant)


                                                 By: /s/ Peter Zachariou
                                                    ---------------------------
                                                     Peter Zachariou, President



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